SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2002

NDCHealth Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	001-12392	58-0977458
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation)		Identification Number)

NDC Plaza, Atlanta, Georgia 30329-2010
(Address of principal executive offices) (Zip Code)

(404) 728-2000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report.)

Item 5. Other

     1.     On November 19, 2002, we reported pricing and an increase in size for our refinancing plan announced in October 2002. We priced a private offering of $200 million aggregate principal amount of our 10 1/2% senior subordinated notes due 2012 and increased the size of the offering to $200 million from $175 million. We also increased the size of our senior credit facility to $225 million from $200 million, which will consist of a $125 million six-year term loan and a five-year $100 million revolving credit facility. We expect to close the offering and the credit facility prior to November 30, 2002.

          The senior subordinated notes are being offered in an unregistered offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933. We intend to offer to exchange the unregistered notes for substantially identical registered senior subordinated notes following the completion of the offering.

          We intend to use the net proceeds from the offering, together with borrowings under the new credit facility, to: (i) redeem all of our outstanding 5% convertible subordinated notes due November 2003 for an aggregate redemption price of $144.8 million plus accrued and unpaid interest to the redemption date; (ii) repay all outstanding indebtedness under our existing revolving credit facility; and (iii) pay fees and expenses. Any remaining net proceeds will be used for general corporate purposes.

          The senior subordinated notes will not be registered under the Securities Act of 1933 or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable state securities laws.

          The press release contained forward-looking statements concerning our future financing plans. The closing of the financing transactions discussed in the press release is subject to the satisfaction of customary conditions.

          A copy of the press release is attached hereto as Exhibit 99.1.

     2.     Exhibit 99.2 sets forth our pro forma statement of operations for the year ended May 31, 2002, (which update our pro forma statement of operations filed under our Form 8-K dated November 1, 2002, to reflect the actual terms of the refinancing plan described in paragraph 1) which is hereby incorporated into this Item 5 as if fully set forth herein. In accordance with Securities and Exchange Commission Regulation S-X section 210.11.01, the pro forma statement of operations gives effect to our proposed refinancing plan described in paragraph 1 and the acquisition of a controlling interest in TechRx Incorporated as if they had occurred on June 1, 2001.

     3.      With regard to the financial impact of the refinancing, we expect to incur additional interest expenses related to the new indebtedness and non-recurring charges related to redemption of our outstanding 5% convertible subordinated notes due 2003 and the repayment of our existing credit facility. For the full fiscal year 2003, we expect that diluted earnings per share will be in the range of $1.35 to $1.38, including the impact of the refinancing and charges related to early extinguishment of debt of $0.04 per share. Excluding the non-recurring charges, for the full fiscal year 2003, we expect diluted earnings per share to be in the range of $1.39 to $1.42.

     This paragraph 3 contains forward-looking statements regarding the expected financial impact of our proposed refinancing plan within the meaning of the federal securities laws. These statements are based on our beliefs and assumptions, which in turn are based on currently available information. Important assumptions regarding these statements include, among others, the expected terms and timing of any refinancing transactions. Our assumptions could prove to be inaccurate. These forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those projected. Many of these factors are beyond our ability to control or predict and include, among others, prevailing market conditions, changes in our industry, our ability to expand into new markets and introduce new, profitable products, our ability to successfully integrate acquisitions and general economic conditions. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on these statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Item 7. Financial Statements and Exhibits

Exhibit 99.1	Text of press release dated November 19, 2002

Exhibit 99.2	(a) Introduction to Pro Forma Information
(b) Pro forma Combined Statement of Operations for the year ended May 31, 2002
(c) Notes to Pro Forma Combined Statement of Operations

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NDCHealth Corporation

(Registrant)

By:	/s/ David H. Shenk

David H. Shenk
Vice President & Corporate Controller
(Chief Accounting Officer)

Date: November 19, 2002